CERTIFICATE OF INCORPORATION

                            CAPITAL ASSOCIATES, INC.

                             A Delaware Corporation


                                    ARTICLE I

         The  name  of  the  corporation  is  Capital   Associates,   Inc.  (the
"Corporation").


                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                                   ARTICLE IV

         The total number of shares of all classes of stock which the Corporation has authority to issue is seventeen million, five hundred thousand (17,500,000) shares, of which fifteen million (15,000,000) shares are common stock, $.008 par value per share (hereinafter referred to as "Common Stock"), and two million, five hundred thousand (2,500,000) shares are preferred stock, $.008 par value per share (hereinafter referred to as "Preferred Stock"). The designations, powers, preferences and rights of the shares of Common Stock and Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

         1.  Common Stock.

             A. Shares of Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. Each share of Common Stock shall be equal to every other share of Common Stock in every respect.

             B. The holders of Common Stock shall be entitled at all meetings of stockholders to one vote for each share of Common Stock held of record on the books of the Corporation.



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         2.  Preferred  Stock.  Preferred  Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors. The resolution or resolutions providing for the issuance of shares of a particular series shall fix, subject to applicable laws and provisions of this Article IV, the designations, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors in respect to each series shall include, but not be limited to, determination of the following:

             (i) the consideration for which such Preferred Stock shall be issued;

             (ii) the number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

             (iii) the dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

             (iv) the right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption;


             (v) the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding, up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;


             (vi) the obligation, if any, of the Corporation to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligation;


             (vii) the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;




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             (viii)  the voting rights, if any, of the shares of such series, in addition to any voting rights required by law; and


             (ix) any other rights, preferences or limitations of shares of such series.


         3. No holder of any shares of any class or series of stock or other securities of the Corporation, or of options, warrants or other rights to purchase shares of any class or series of stock or other securities of the Corporation, shall have any preemptive or preferential right to purchase or subscribe for any shares of any class or series of stock or other securities of the Corporation.


                                    ARTICLE V


         1. Number of Directors. The number of Directors of the Corporation shall be fixed from time to time by resolution duly adopted by a majority of the Board of Directors of the Corporation, but shall be not less than three (3) nor more than twelve (12). No decrease in the number of Directors by resolution of the Board of Directors or amendment of this Certificate of Incorporation shall have the effect of shortening the term of any Director then in office.


         2. Initial Board of Directors. The initial Board of Directors of the Corporation shall consist of the persons whose names and addresses appear below, which person shall serve until tile first annual meeting of stockholders or until their successors shall have been duly elected and qualified.

            Name                                   Address
            ----                                   -------

         Richard Kazan                      24254 Hawthorne Boulevard
                                            Torrance, California 90505

         Jack M. Durliat                    31 East Platte Avenue
                                            Colorado Springs, Colorado 80903

         Gary M. Jacobs                     2995 Baseline Road
                                            Boulder, Colorado 80303

         L. Burke Crouse                    2995 Baseline Road
                                            Boulder, Colorado 80303

         3. Removal. A Director may be removed by the stockholders only for cause at a special meeting of the stockholders called for such purpose by the affirmative vote of a majority of all the shares entitled to vote at such meeting.




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                                   ARTICLE VI

         In furtherance and not in limitation of the power conferred by statute, the Board of Directors is hereby expressly authorized and empowered to adopt, alter, amend or repeal the Bylaws of the Corporation, without any action or approval by the stockholders, by the affirmative vote of a majority of the Board of Directors.

                                   ARTICLE VII


         The Corporation may in its Bylaws confer powers upon its Board of Directors in addition to, but not in contravention of, those elsewhere provided in this Certificate of Incorporation and in addition to, but not in contravention of, the power and authorities expressly conferred upon the Board of Directors by the laws of the State of Delaware. All of the powers of the Corporation, insofar as the same be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon and vested in the Board of Directors of the Corporation.


                                  ARTICLE VIII


         The Corporation shall indemnify its Directors and Officers to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended. In accordance with and to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of such person's fiduciary duty as a Director. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a Director or Officer hereunder existing at the time of such repeal or modification.


                                    ARTICLE X


         Meetings of stockholders may be held at such place, either within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.





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                                   ARTICLE XI


         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XII

         The name and mailing address of the incorporator of the Corporation is as follows: John R. Garrett, 1999 Broadway, Suite 4000, Denver, Colorado 80202.



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         The undersigned,  being the sole incorporator  hereinbefore  named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 19th day of October, 1986.


                                            /s/John R. Garret
                                            -----------------------------
                                            John R. Garrett, Incorporator


JRG435G.